UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March  14, 2017 (March 10, 2017)

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 10, 2017, Arrhythmia Research Technology, Inc. (the “Company”) filed a Certificate of Amendment of Certificate of Incorporation, as amended, with the Delaware Secretary of State to amend Article First of the Company’s Certificate of Incorporation to change the name of the corporation to “Micron Solutions, Inc.”.  The effective date of the amendment is Friday, March 24, 2017.  A copy of the Certificate of Amendment of Certificate of Incorporation is filed herewith as Exhibit 4.1.

Item 7.01 Regulation FD Disclosure

On March 9, 2017, the Company announced that its corporate name will change to Micron Solutions, Inc. effective on Friday, March 24, 2017.  In addition, as part of the change, the Company’s common stock will trade on the NYSE MKT under the symbol “MICR”.  The change to the ticker symbol will be effective at the start of trading on Monday, March 27, 2017.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.01 to this Current Report on Form 8-K. The information in this Form 8-K and Exhibit 99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Certificate of Amendment of Certificate of Incorporation dated March 8, 2017.
99.01	Press Release dated March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 14, 2017	ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
	By:	/s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer